SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 1, 2010

INTERNATIONAL FLAVORS & FRAGRANCES INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 765-5500

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

      ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2010, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved a one-year supplemental performance metric for the Company’s 2008-2010 Long-Term Incentive Plan cycle.  The new supplemental metric is based on improvement in operating profit margin measured over the fiscal 2010 period as compared to 2009.  The Committee established this supplemental metric to provide increased focus on the significance of driving improvement in operating profit margin, which continues to be an important factor in increasing long-term shareholder value.  The Committee decided to add this one-year supplemental financial target as a means of providing further targeted incentive for our management team to deliver improved financial results under this metric, particularly in light of the global economic uncertainty which began in late 2008 and has continued through the current period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Dated: February 5, 2010	By:	/s/ Dennis M. Meany
		Name:	Dennis M. Meany
		Title:	Senior Vice President, General Counsel and Secretary